Exhibit 99.1
MedAvail Reports Third Quarter 2022 Financial Results

PHOENIX, Ariz. – November 10, 2022 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”) a technology-enabled pharmacy company, today reported financial results for the three months ended September 30, 2022.

“During the third quarter, we made significant progress on our key milestones – we achieved and exceeded our target of 100 dispensing MedCenters, delivered gross margin expansion for the second consecutive quarter, and reached savings of 26% on our cash burn rate over the fourth quarter of 2021. We are also pleased with our third quarter performance; despite some headwinds, we continued to meaningfully broaden our retail pharmacy footprint and continued to expand our technology pipeline,” said Mark Doerr, chief executive officer of MedAvail. Looking ahead to the remainder of 2022 and beyond, we are confident that we are well positioned with a clear pathway to deliver long-term profitable growth, as we continue our focus and strong execution across our strategic priorities.”

Recent Operational Highlights

•Ended third quarter of 2022 with 104 MedCenter total net cumulative deployments, a 28% increase year to date
•Ended third quarter of 2022 with 103 MedCenter total net dispensing deployments, a 52% increase year to date
•Expanded partnership with Cano Health to open nine additional SpotRx locations in South Florida
•Entered into a new scalable agreement with Aegis to open one initial SpotRx in Orlando
•Announced that PharmCo Rx Pharmacy plans to implement five MedCenters in Florida under a technology agreement with MedAvail
•Ended third quarter with 11.3% gross margins, an improvement from 8.2% during the second quarter, continuing consecutive quarter over quarter margin expansion
•Achieved in the third quarter savings of 26% over the cash burn rate in the fourth quarter of 2021
•Achieved pharmacy operating costs savings of 10%, excluding increased non-cash accelerated amortization expense, as compared to the same prior year period

Third Quarter 2022 and Recent Financial Highlights

All comparisons, unless otherwise noted, are to the three months ended September 30, 2021.
•Total revenue increased 98% to $11.5 million
•Total revenue by segment
◦Retail Pharmacy Services revenue increased 105% to $11.2 million
◦Pharmacy Technology revenue remained unchanged at $0.3 million
•Net operating loss was $11.8 million compared to $11.3 million
•Adjusted EBITDA loss of $9.4 million compared to $10.1 million
•Cash and cash equivalents as of September 30, 2022, were $27.2 million

Full Year 2022 Financial Outlook

MedAvail expects total revenue for full year 2022 to be at least $42 million, representing growth of at least 90% over full year 2021 revenue.

The company is raising guidance of 30 to 35 net new dispensing deployments for full year 2022 to at least 40 net new dispensing deployments.

Conference Call

MedAvail will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Thursday, November 10, 2022, to discuss its third quarter 2022 financial results. The conference call can be accessed by registering online for the live audio webcast on the “Investor Relations” section of MedAvail’s website at: https://investors.medavail.com. The webcast will be archived and available for replay after the event.

Definition of Key Metrics

Net Dispensing Deployments
We define net dispensing deployments as sites that are live, meaning that such sites have payer network acceptance, pharmacy board approvals and trained clinical staff or clinical account managers.

Net Cumulative Deployments
Net cumulative deployments includes dispensing deployments and installed not yet dispensing deployments, but excludes decommissioned clinics, pilots and demo sites.

About MedAvail

MedAvail Holdings, Inc. (NASDAQ: MDVL) is a technology-enabled pharmacy company, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter, and home delivery operations, to Medicare clinics. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Non-GAAP Financial Measures

MedAvail refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including adjusted EBITDA. See the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding MedAvail's business strategy and market opportunity; potential future revenue and cost savings projections and expectations for growth and profitability; customer demand and expansion plans; margin, utilization and cost reduction improvements; improvements in deployment efficiency and speed; and customer partnerships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MedAvail's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to risks discussed under the heading "Risk Factors" in MedAvail’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 29, 2022, MedAvail’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 10, 2022, and other filings MedAvail makes with the SEC in the future. Additional information is also set forth in MedAvail’s Annual Report on Form 10-K for the year ended December 31, 2021, MedAvail’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and other filings MedAvail makes with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:
Investor Relations
Ji-Yon Yi
Gilmartin Group
ir@medavail.com

SOURCE MedAvail Holdings, Inc.

MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,
	2022	2021 (1)
Revenue:
Pharmacy and hardware revenue	$11,266	$5,659
Service revenue	195	133
Total revenue	11,461	5,792
Cost of products sold and services:
Pharmacy and hardware cost of products sold	10,113	5,539
Service costs	56	67
Total cost of products sold and services	10,169	5,606
Operating expense:
Pharmacy operations	4,392	3,750
General and administrative	6,087	5,320
Selling and marketing	2,126	1,909
Research and development	178	232
Total operating expense	12,783	11,211
Operating loss	(11,491)	(11,025)
Other gain (loss), net	—	7
Interest income	—	7
Interest expense	(315)	(260)
Loss before income taxes	(11,806)	(11,271)
Income tax expense	—	(2)
Net loss and comprehensive loss	$(11,806)	$(11,273)
Net loss per share - basic and diluted	$(0.15)	$(0.34)
Weighted average shares outstanding - basic and diluted	80,045,995	32,750,831

(1) Certain activity was reclassified to be consistent with the current presentation, see comparative tables that follow.

MEDAVAIL HOLDINGS, INC.
Operating Expense Reclassifications
(in thousands)
(Unaudited)

	Three Months Ended September 30, 2021
	Current presentation	As previously reported	Change
Pharmacy operations	$3,750	$2,395	$1,355
General and administrative	5,320	6,805	(1,485)
Selling and marketing	1,909	1,779	130
	$10,979	$10,979	$—

MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$27,196	$19,689
Restricted cash	676	400
Accounts receivable (net of allowance for doubtful accounts of $186 thousand for September 30, 2022, $66 thousand for December 31, 2021)	2,262	1,189
Inventories	6,401	3,916
Prepaid expenses and other current assets	2,863	2,191
Total current assets	39,398	27,385
Property, plant and equipment, net	6,370	5,692
Intangible assets, net	1,580	2,300
Right-of-use assets	2,270	2,538
Other assets	233	228
Total assets	$49,851	$38,143
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,006	$2,477
Accrued liabilities	1,383	1,530
Accrued payroll and benefits	2,869	2,733
Deferred revenue	70	83
Current portion of lease obligations	728	682
Total current liabilities	7,056	7,505
Long-term debt, net	9,751	9,538
Long-term portion of lease obligations	1,738	2,027
Total liabilities	18,545	19,070
Commitments and contingencies
Stockholders' equity:
Common shares ($0.001 par value, 300,000,000 shares authorized, 80,045,696 and 32,902,048 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively)	80	33
Warrants	11,148	1,373
Additional paid-in-capital	255,642	216,685
Accumulated other comprehensive loss	(6,928)	(6,928)
Accumulated deficit	(228,636)	(192,090)
Total stockholders' equity	31,306	19,073
Total liabilities and stockholders' equity	$49,851	$38,143

MEDAVAIL HOLDINGS, INC.
Supplemental Financial Information - Segments
(in thousands)
(Unaudited)

	Retail Pharmacy Services	Pharmacy Technology	Total
Three Months Ended September 30, 2022
Revenue:
Pharmacy and hardware revenue:
Retail pharmacy revenue	$11,162	$—	$11,162
Hardware	—	—	—
Subscription	—	104	104
Total pharmacy and hardware revenue	11,162	104	11,266
Service revenue:
Software	—	94	94
Maintenance and support	—	48	48
Installation	—	—	—
Professional services and other	—	53	53
Total service revenue	—	195	195
Total revenue	11,162	299	11,461
Cost of products sold and services	10,047	122	10,169
Segment gross profit	$1,115	$177	1,292

	Retail Pharmacy Services	Pharmacy Technology	Total
Three Months Ended September 30, 2021
Revenue:
Pharmacy and hardware revenue:
Retail pharmacy revenue	$5,445	$—	$5,445
Hardware	—	106	106
Subscription	—	108	108
Total pharmacy and hardware revenue	5,445	214	5,659
Service revenue:
Software	—	51	51
Maintenance and support	—	44	44
Installation	—	11	11
Professional services and other	—	27	27
Total service revenue	—	133	133
Total revenue	5,445	347	5,792
Cost of products sold and services	5,366	240	5,606
Segment gross profit	$79	$107	186

Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted EBITDA for a particular period as net (loss) income before interest, taxes, depreciation and amortization, and as further adjusted for non-recurring revenue from stock-based compensation expense.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like one-time transaction costs related to the reverse merger. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

MEDAVAIL HOLDINGS, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands)

	Three Months Ended September 30,
	2022	2021
Net loss	$(11,806)	$(11,273)
Adjustments to calculate EBITDA:
Interest income	—	(7)
Interest expense	315	260
Income tax expense	—	2
Depreciation and amortization (1)	1,616	526
EBITDA	$(9,875)	$(10,492)
Adjustments as follows:
Share-based compensation expense	565	365
Adjusted EBITDA	$(9,310)	$(10,127)
(1) Excludes $164 thousand and $213 thousand in operating lease amortization for the three months ended September 30, 2022, and 2021, respectively.